CODE OF ETHICS
OF THE INDEPENDENT TRUSTEES
OF MUTUALS.COM

Effective May 23, 2007

OVERVIEW

The Board of Trustees (the “Board”) of Mutuals.com (the “Trust”) has adopted this Code of Ethics (the “Code”) applicable to Trustees who are not “interested persons” of the funds listed on Appendix A (the “Funds”), as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”) (the “Independent Trustees”).

This Code is separate and distinct from other codes of ethics that the Board has approved applicable to the Trust and its officers, directors, employees, and other service providers to the Trust.

This Code is administered by the Chief Compliance Officer of the Trust (the “CCO”).

SECTION I: SCOPE AND GENERAL PURPOSE

A.           Personal Investment Activities.  It is unlawful for an Independent Trustee in connection with his or her purchase or sale (directly or indirectly) of a Security Held or to be Acquired by the Funds (as defined in Appendix C hereto), to:

•	employ any device, scheme or artifice to defraud the Funds;

•
to make any untrue statement of material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

•	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

•	to engage in any manipulative practice with respect to the Funds.

B.           Insider Trading.  It is unlawful for an Independent Trustee to use material, non-public information in violation of the federal securities laws (“insider trading”).  The Trust’s policy on insider trading applicable to an Independent Trustee is set forth on Appendix B hereto.

If an Independent Trustee becomes aware of any potential violation of this Code, he or she shall report such matter to the CCO as soon as reasonably practicable.

SECTION II:  PERSONAL TRADING REPORTING OBLIGATIONS

An Independent Trustee is ordinarily not required to report his or her personal securities transactions to the Trust or its representatives under this Code.  An Independent Trustee is, however, required to deliver to the CCO a transaction report containing the information set forth in Appendix C if the Independent Trustee in the ordinary course of fulfilling his or her official duties as an Independent Trustee should have known, that during the fifteen-day period immediately before or after a transaction by such Independent Trustee in a Covered Security (as defined in Appendix C, and including securities both directly and indirectly beneficially owned by such Independent Trustee), the Funds purchased or sold such Covered Security, or the Funds or its advisor or sub-advisor considered purchasing or selling such Covered Security.

SECTION III:  ADMINISTRATION AND ENFORCEMENT

A.           Review of Reports

The CCO shall review any reports delivered by an Independent Trustee pursuant to this Code.  Any such review shall give special attention to evidence, if any, of violations or potential violations of the antifraud provisions of the federal securities law or the procedural requirements or ethical standards of this Code.

B.           Investigations of Potential Violations

The CCO shall investigate any potential violation of the provisions of this Code.  After completion of such investigation, the CCO shall determine whether a violation has occurred and, if so, make a recommendation to the Board as to any action to be taken in response thereto.  Any member of the Board who is alleged to have been involved in a violation shall be excluded from any vote as to whether a violation has occurred or with respect to any action to be taken.

C.           Recordkeeping

The Trust must maintain the following records and make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

•	A copy of this Code as currently in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

•
A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

•
A copy of each report made by an Independent Trustee under the Code and each report required under Section III.E below must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

•
A record of all Independent Trustees, currently or within the past five years, who are subject to the Code, and of individual(s) responsible for reviewing reports made under the Code, must be maintained in an easily accessible place.

D.           Amendments

Any amendment to this Code must be approved by a majority of the Board including a majority of the Independent Trustees.

E.           Annual Report

On at least an annual basis, (i) the CCO shall provide the Board with a written report that describes issues that arose under this Code since the prior such report, including information relating to material violations of this Code and any actions taken, procedures adopted or sanctions imposed as a result of such violations, and (ii) the CCO shall provide the Board with a certification that the Fund has adopted procedures reasonably necessary to prevent the Independent Trustees from violating the Code.

F.           Certification

Each Independent Trustee must sign a certification (substantially in the form of Appendix D hereto) within ten (10) days of the effective date of this Code or, thereafter, within ten (10) days of becoming an Independent Trustee, which certification acknowledges that the Independent Trustee:  (i) has received a copy of this Code and any amendments hereto, (ii) has read and understands all the provisions of this Code, and (iii) agrees to comply with the provisions of this Code.

APPENDIX A

Funds

Generation Wave Growth Fund
Vice Fund

APPENDIX B

Insider Trading

While the law concerning insider trading is not static or clearly defined, the federal securities laws are generally understood to prohibit:

1.	Trading by an insider, while in possession of material, non-public information;

2.
Trading by a non-insider, while in possession of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

3.	An insider communicating material, non-public information to others;

4.
A non-insider communicating material, non-public information to others where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and

5.	Trading while in possession of material, non-public information regarding a tender offer.

It is the Trust’s policy that:

1.
No Independent Trustee may trade in any security (including any equity or fixed income instruments), either personally or on behalf of others, while in possession of material, non-public information relating to the issuer of that security;

2.	No Independent Trustee may communicate material, non-public information to any other person;

3.
No Independent Trustee in possession of material, non-public information may recommend trading a security in an issuer to which the information relates, or otherwise recommend the purchase or sale of any such security; and

4.
No Independent Trustee shall trade in violation of federal securities laws in a security subject to a tender offer while in possession of material, non-public information relating to the tender offer or the issuer of the security.

Any questions regarding the Trust’s insider trading policy should be addressed to the CCO or the Trust’s legal counsel.

APPENDIX C

Transaction Report

1.           Content of Transactions Report

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date that the Independent Trustee submits the report.

2.           Timing of Transaction Report

•	No later than thirty (30) days after the end of a calendar quarter in which the reportable transaction occurred.

3.           Definition of “Covered Security,” “Security Held or to be Acquired by the Fund,” and “Beneficial Ownership”

A.	“Covered Security” means any “security,” as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

•	Direct obligations of the U.S. Government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	Shares issued by open-end funds (other than exchange traded funds or funds listed in Appendix A).

B.           “Security Held or to be Acquired by the Fund” means:

•	Any Covered Security which, within the most recent 15 days:

o	Is or has been held by the Funds; or

o	Is being or has been considered by the Funds, its investment adviser, or sub-advisor for purchase by the Funds; and

•	Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

C.           “Beneficial Ownership” of securities means:

•	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

•	For example, securities owned or held by the following individuals and entities are considered to be beneficially owned or held by the Independent Trustee:

▪	a member of the Independent Trustees’ immediate family (living in the same household);

▪	a person who lives in the same household and over whose purchases, sales, or other trading activities an Independent Trustee directly or indirectly exercises influence;

▪	a relative whose financial affairs an Independent Trustee “controls”, whether by contract, arrangement, understanding or by convention;

▪	an investment account (as defined below) or trust account over which the Independent Trustee has investment control or discretion;

▪
a non-public entity (partnership, corporation or otherwise) of which the Independent Trustee is a director, officer, partner or employee, or in which he owns 10% or more of the stock, a “controlling” interest as generally defined by securities laws, or over which he exercises effective control.

APPENDIX D

Certificate of Acknowledgement

1.	I hereby acknowledge receipt of the Code of Ethics of the Independent Trustees of Mutuals.com effective May 23, 2007 (the “Code”).

2.	I hereby certify that I have read, understand and am in full compliance with the Code and that I agree to abide by its requirements and procedures.

3.	I hereby acknowledge that failure to comply fully with the Code may subject me to disciplinary action.

4.	I hereby acknowledge that I have been informed of my reporting obligations pursuant to the Code.

Signature	Date

Printed Name